                                                                EXHIBIT 3.8

                        CERTIFICATE OF DESIGNATIONS OF
                                PREFERRED STOCK

                                      OF

                           RAMSAY HEALTH CARE, INC.

                       Pursuant to Section 151(g) of the
               General Corporation Law of the State of Delaware
               ------------------------------------------------



  The undersigned, Bert G. Cibran, President of Ramsay Health Care, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), on behalf of the Corporation and in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

  That pursuant to the authority conferred upon the Board of Directors of the Corporation by Section 2 of Paragraph (4) of the Amended and Restated Certificate of Incorporation of the Corporation, and in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, on February 26, 1997, the Board of Directors of the Corporation authorized and designated 100,000 of the authorized shares of the Class B Preferred Stock, $0.01 par value, of the Corporation as Class B Preferred Stock, Series 1996 and adopted the following resolution in connection therewith:

  RESOLVED, that the Board of Directors of the Corporation, in accordance with
Section 151(g) of the General Corporation Law of the State of Delaware and
Section 2 of Paragraph (4) of the Corporation's Amended and Restated Certificate of Incorporation, hereby authorizes and designates 100,000 shares of Class B Preferred Stock, par value $1.00 per share, as Class B Preferred Stock, Series 1996 (the "Series 1996 Preferred Stock"), which Series 1996 Preferred Stock shall be described and limited as follows:

  (a) Definitions.  For purposes of this Designation, the following definitions
      -----------
shall apply:

  "Additional Shares of Common Stock" shall mean all shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation issued subsequent to the Base Date (or, pursuant to subparagraph (e)(v), deemed to be issued subsequent to the Base Date) by the Corporation, other than shares of Common Stock issued or issuable (A)
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                                                                               2



upon conversion of shares of Class B Preferred Stock, par value $1.00 per share, Series C (the "Series C Preferred Stock") and shares of Series 1996 Preferred Stock; (B) pursuant to any Options issued under the 1990, 1991 and 1993 Stock Option Plans and the 1995 and 1996 Long Term Incentive Plans of the Corporation as in effect on the Base Date or under any other or additional option, incentive or similar plan approved by the Board of Directors of the Corporation subsequent to the Base Date; and (C) upon exercise of Options or Convertible Securities other than those covered by clause (B) above, in each case which Options or Convertible Securities were outstanding as of the Base Date.

  "Base Date" shall mean the effective date of the merger of Ramsay Managed Care, Inc. a Delaware corporation, with RHCI Acquisition Corp., a Delaware corporation, pursuant to the Agreement and Plan of Merger dated October 1, 1996.

  "Board of Directors" shall mean the Board of Directors of the Corporation.

  "Common Stock Outstanding" shall include all Common Stock issued and outstanding and issuable upon exercise of all outstanding Options and conversion of all outstanding Convertible Securities.

  "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for shares of Common Stock.

  "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under subparagraph (e)(v), into the aggregate consideration received or deemed to have been received by the Corporation for such issue under subparagraph (e)(v).

  "Market Price" shall mean, for any day, the last sale price regular way, or, in case no sale takes place on any such day, the average of the closing bid and asked prices regular way, for the Common Stock in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last sale price for the shares of Common Stock on the Nasdaq National Market or the Nasdaq SmallCap Market, whichever is applicable, or, if such shares shall not be included in such markets, the closing bid price in the over-the-counter market, in each such case
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                                                                               3


averaged over a period of 20 consecutive business days ending immediately prior to the day as of which the Market Price is being determined. If at any time the shares of Common Stock are not listed on any national securities exchange, included in the Nasdaq National Market or the Nasdaq SmallCap Market or quoted in the over-the-counter market, the Market Price of the shares of Common Stock shall be deemed to be the higher of (i) the book value thereof, as determined in accordance with generally accepted accounting principles consistent with those then being applied by the Corporation by any firm of independent certified public accountants (which may be the regular auditors of the Corporation) of recognized national standing selected by the Board of Directors of the Corporation, as of the last day of the last calendar month ending prior to the date as of which the determination is to be made, and (ii) the fair value thereof, as determined in good faith by an independent brokerage firm, Standard & Poor's Corporation or Moody's Investors Service, as selected by the Board of Directors of the Corporation, as of a date which is within 15 days preceding the date as of which the determination is to be made.

  "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire shares of Common Stock or Convertible Securities.

  (b)  Dividend Rights.  From and after the issuance of the Series 1996
       ---------------
Preferred Stock, the holders of outstanding Series 1996 Preferred Stock shall be entitled to receive, and shall be paid, when and as declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends at an annual rate of $1.50 per share, payable in arrears quarterly on January 15, April 15, July 15 and October 15, to stockholders of record on a date not more than 20 days prior to the date on which such cash dividends are payable, said dividends to commence accrual on the date of issuance of the applicable shares. Such dividends shall be prior and in preference to any declaration of payment of any dividend on any class or series of capital stock of the Corporation, including without limitation, the Common Stock and the Class A Preferred Stock, par value $1.00 per share
(the "Class A Preferred Stock"), of the Corporation, but shall rank junior in right of payment with any declaration of payment of dividends on the
Series C Preferred Stock, which payment of dividends shall be senior and preferred to any payment of dividends in respect of the Series 1996
Preferred Stock.  Such dividends in respect of the Series 1996 Preferred
Stock shall be cumulative and shall accrue whether or not declared by the
Board of Directors.  No cash dividends shall be paid
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                                                                               4


with respect to any class or series of capital stock of the Corporation, including without limitation, the Class A Preferred Stock and the Common Stock, but other than the Series C Preferred Stock, until all dividends accrued on any outstanding shares of the Series 1996 Preferred Stock, whether or not declared, have been set apart and fully paid. No accumulation of dividends on the Series 1996 Preferred Stock shall bear interest.

  (c)  Liquidation Rights.  In the event of liquidation, dissolution or winding
     ------------------
up of the Corporation, whether voluntary or involuntary, the holders of the Series 1996 Preferred Stock, by reason of their ownership thereof, shall be entitled to receive in exchange for and in redemption of each share of
Series 1996 Preferred Stock held, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any class or series of capital stock of the Corporation, including without limitation, the Class A Preferred Stock and the Common
Stock, but other than any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series C Preferred Stock, which distribution shall be senior and preferred to any distribution in respect of the Series 1996 Preferred Stock, an amount equal to $30.00 per share held plus all accrued but unpaid dividends, whether or not declared, on each such share.  Subject to the prior preferential amounts to be paid to the holders of the Series C Preferred Stock, all of the preferential amounts to be paid to the holders of the Series 1996 Preferred Stock under this Section (c) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets or surplus funds of the Corporation to, the holders of any other class or series of capital stock of the Corporation other than the Series C Preferred Stock, but including without limitation, the Class A Preferred
Stock and the Common Stock of the Corporation, in connection with such liquidation, dissolution or winding up, whether voluntary or involuntary.
If the assets or surplus funds to be distributed to the holders of the
Series 1996 Preferred Stock are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Series 1996 Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.
After the payment or distribution to the holders of the Series 1996
Preferred Stock of the full preferential amounts aforesaid, the holders of the Class A Preferred Stock and the Common Stock then outstanding shall be entitled to receive ratably all the remaining assets of the Corporation.
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                                                                               5


  (d)  Voting Rights.  Except as required by law, each share of the Series 1996
     -------------
Preferred Stock shall entitle the holder thereof to that number of votes per share equal to the number of whole shares of Common Stock into which such share of Series 1996 Preferred Stock is then convertible on all matters put to a vote of the stockholders of the Corporation and shall otherwise have voting rights and powers equal to the voting rights and powers of the Common Stock. Such number of votes shall be appropriately adjusted in the event of any recapitalization, reorganization, stock dividend, stock split or similar event affecting the capital stock of the Corporation. In any and all circumstances, the holders of the Series 1996 Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation and shall vote together with the holders of the Common Stock as one class upon any matter submitted to a vote of stockholders, except those matters required by law to be submitted to a class vote of the holders of Series 1996 Preferred Stock.

  (e) Conversion. The holders of the Series 1996 Preferred Stock shall have conversion rights as follows:

  (i)  Right to Convert.

               (A) Each share of Series 1996 Preferred Stock shall be
            convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation of or any transfer agent for the Series 1996 Preferred Stock, into that number of fully paid and nonassessable shares of Common Stock that results from dividing the Conversion Price per share in effect at conversion into $30.00 and multiplying the quotient obtained by the number of shares of Series 1996 Preferred Stock being converted. The initial Conversion Price is $3.00 per share. The initial Conversion Price is subject to adjustment from time to time as provided herein.

               (B) No fractional shares of Common Stock shall be issued upon conversion of shares of Series 1996 Preferred Stock and if any shares of Series 1996 Preferred Stock surrendered for conversion by a holder, in the aggregate, for conversion which would otherwise result in a fractional share of Common Stock, then such fractional share shall be redeemed by the Corporation at the then effective Conversion
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                                                                               6


            Price per share, payable as promptly as possible when funds are legally available therefor.

  (ii) Mechanics of Conversion.  Before any holder of shares of Series
       -----------------------
1996 Preferred Stock shall be entitled to convert the such shares into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed and accompanied by properly executed stock powers, at the office of the Corporation or of any transfer agent for the Series 1996 Preferred Stock, shall give written notice to the Corporation at such office of the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued if different from the name shown on the books and records of the Corporation and shall pay any applicable transfer taxes. Said conversion notice shall also contain such representations as may reasonably be required by the Corporation to the effect that the shares of Common Stock to be received upon conversion are not being acquired and will not be transferred in any way which might violate the then applicable securities laws. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series 1996 Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number shares of Common Stock to which such holder shall be entitled as aforesaid.
Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates for the shares of Series 1996 Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. All certificates issued upon such conversion shall contain a legend governing restrictions, if any, upon such shares imposed by applicable securities laws.

  (iii)  Adjustment for Subdivisions or Combinations of Common Stock.
         -----------------------------------------------------------
In the event that the Corporation at any time or from time to time after the Base Date effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of its outstanding Series 1996 Preferred Stock, then and in each such event the Conversion Price shall be decreased or increased proportionately.

   (iv) Adjustments for Dividends, Distributions and Convertible
        --------------------------------------------------------
Securities.  In the event that the Corporation at any time or from time to time
----------
after the Base Date shall make or issue, or fix a record date for the determination of
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                                                                               7


holders of Common Stock entitled to receive, a dividend or other distribution payable in Additional Shares of Common Stock, Options or Convertible Securities without payment of any consideration by such holder of such shares of Common Stock, without a proportionate and corresponding dividend or other distribution to holders of shares of Series 1996 Preferred Stock, then and in each such event the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for subsequent adjustment of such number) of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Convertible Securities shall be deemed, for purposes of this subparagraph (e)(iv), to be issued and outstanding as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date. In each such event the then applicable Conversion Price shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the then applicable Conversion Price by a fraction,

            (A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding or deemed pursuant to the terms hereof to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, as applicable; and

            (B) the denominator of which shall be (x) the total number of shares of Common Stock issued and outstanding or deemed pursuant to the terms hereof to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, as applicable, plus (y) the total number of shares of Common Stock
                      ----
          issuable in payment of such dividend or distribution or upon conversion or exercise of such Options or Convertible Securities;

and provided, however, (i) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subparagraph (e)(iv) as of the time of actual payment of such dividends or distributions; or (ii) if such Convertible Securities provide, with the passage of time or otherwise, for any decrease or increase in the number of shares of Common Stock issuable upon conversion or exercise thereof
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                                                                               8


(or upon the occurrence of a record date with respect thereto), the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such decrease or increase becoming effective, be recomputed to reflect such decrease or increase insofar as it affects the rights of conversion or exercise of the Convertible Securities then outstanding; or (iii) upon the expiration of any rights of conversion or exercise under any unexercised Convertible Securities, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if the only additional shares of Common Stock issued were the shares of such stock, if any, actually issued upon the conversion or exercise of such Convertible Securities; or (iv) in the event of issuance of Convertible Securities which expire by their terms not more than sixty (60) days after the date of issuance thereof, no adjustments of the Conversion Price shall be made until the expiration or exercise of all such Convertible Securities, whereupon such adjustment shall be made in the manner provided in this subparagraph
(e)(iv).

  (v) Adjustment of Conversion Price for Diluting Issues.
      --------------------------------------------------

               (A) If at any time or from time to time after the Base Date, the Corporation issues or sells, or is deemed by the provisions of this subparagraph (e)(v) to have issued or sold Additional Shares of Common Stock, for an Effective Price less than the Conversion Price for the Series 1996 Preferred Stock in effect on the date of and immediately prior to such issue, or the Corporation issues or sells, or is deemed by the provisions of this subparagraph (e)(v) to have issued or sold Additional Shares of Common Stock, for an Effective Price less than the Market Price in effect on the date of and immediately prior to such issue, then and in each such case the then existing Conversion Price for the Series 1996 Preferred Stock shall be reduced, as of the opening of business of the date of such issue or sale, to the lower of the prices determined as follows:

                 (1) by multiplying the Conversion Price for the Series 1996
               Preferred Stock in effect immediately prior to the time of such issue or sale by a fraction (a) the numerator of
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                                                                               9


               which shall be the sum of (i) the number of shares of Common Stock Outstanding immediately prior to such issue or sale plus
               (ii) the number of shares of Common Stock which the aggregate consideration received (or by the provisions hereof deemed to have been received) by the Corporation for the total number of Additional Shares of Common Stock so issued or sold would purchase at such Conversion Price for the Series 1996 Preferred Stock and (b) the denominator of which shall be the number of shares of Common Stock Outstanding at the close of business on the date of such issue or sale after giving effect to such issue or sale of Additional Shares of Common Stock; and

                 (2) by multiplying the Conversion Price for the Series 1996 Preferred Stock in effect immediately prior to the time of such issue or sale by a fraction (a) the numerator of which shall be the sum of (i) the number of shares of Common Stock Outstanding immediately prior to such issue or sale multiplied by the Market Price immediately prior to such issue or sale plus (ii) the aggregate consideration received (or by the provisions hereof deemed to have been received) by the Corporation for the total number of Additional Shares of Common Stock so issued or sold, and (b) the denominator of which shall be the product of (iii) the number of shares of Common Stock Outstanding at the close of business on the date of such issue or sale after giving effect to such issue or sale of Additional Shares of Common Stock, multiplied by (iv) the Market Price immediately prior to such issue or sale.

               (B) For the purpose of making any adjustment required under this subparagraph (e)(v), the consideration received by the Corporation for any issue or sale of securities shall (1) to the extent it consists of cash, be computed at the net amount of cash received by the Corporation prior to deduction of any expenses payable by the Corporation and any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale, (2) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors and (3) if Additional Shares of Common Stock, Convertible Securities or Options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed (as provided in clauses
          (1) and (2) above) as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or Options.

               (C) For the purpose of the adjustment required under this subparagraph (e)(v), if at any time or from time to time after the
          Base Date, the Corporation issues or sells any Options or Convertible Securities (other than Options specified in the definition of "Additional Shares of Common Stock"), then in each case the
          Corporation shall be deemed to have issued at the time of the issuance of such Options or Convertible Securities the maximum number of Additional Shares of Common Stock (as set forth in the instruments relating thereto, giving effect to any provision contained therein for a subsequent upward adjustment of such number) issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Options or Convertible Securities plus, in the case of such Options, the minimum amounts of consideration, if any (as set forth in the instruments relating thereto, giving effect to any provision contained therein for a subsequent downward adjustment of such consideration), payable to the Corporation upon the exercise of such Options and, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities). No further adjustment of the Conversion
          Price for the Series 1996 Preferred Stock, adjusted upon the issuance of such Options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such
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                                                                              11


          Options or the conversion of any such Convertible Securities. If any such Options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised and fewer than the maximum number of Additional Shares of Common Stock deemed issued thereunder upon issuance thereof shall have actually been issued thereunder, or more than the minimum consideration deemed to have been received by the Corporation upon issuance thereof shall have been actually received by the Corporation, then the Conversion Price for the Series 1996 Preferred Stock adjusted upon the issuance of such Options or Convertible Securities shall be readjusted to the Conversion Price for the Series 1996 Preferred Stock which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such Options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such Options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

               (D) Except as expressly provided herein, no adjustment in the Conversion Price of any share of Series 1996 Preferred Stock shall be made in respect of the issue of Additional Shares of Common Stock unless the consideration per share for such Additional Shares of Common Stock issued or sold or deemed to be issued or sold by the Corporation is less than the Conversion Price for such share of Series 1996 Preferred Stock or Market Price, in each case, in effect on the date of, and immediately prior to, such issue or sale.

  (vi) Reorganizations, Mergers, Consolidations, or Sales of Assets.  If
       ------------------------------------------------------------
at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this paragraph (e)) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person which is effected so that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then, as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the holders of the Series 1996 Preferred Stock shall thereafter be entitled to receive upon conversion of the Series 1996 Preferred Stock, the number of shares of stock, securities or assets of the Corporation, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled in connection such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph (e) with respect to the rights of the holders of the Series 1996 Preferred Stock after the reorganization, merger, consolidation, or sale to the end that the provisions of this paragraph (e) (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series 1996 Preferred Stock) shall be applied thereafter with as nearly an equivalent effect as may be practicable.

  (vii)  No Adjustment.  No adjustment to the Conversion Price shall be
         -------------
made if such adjustment would result in a change in the Conversion Price of less than $.01. Any adjustment of less than $.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $.01 or more in the Conversion Price.

  (viii)  Certificate as to Adjustments.  Upon the occurrence of each
          -----------------------------
adjustment or readjustment of the Conversion Price pursuant to this paragraph
(e), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and cause independent public accountants selected by the Corporation to verify such computation and prepare and furnish to each holder of Series 1996 Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series 1996 Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments,
(ii) the Conversion Price at that time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at that time would be received upon the conversion of Series 1996 Preferred Stock.

  (ix) Notices of Record Date.  In the event of any taking by the
       ----------------------
Corporation of a record of the holders of any class of securities of the Corporation other than Series 1996 Preferred Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any Convertible Securities or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series 1996 Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or rights.

  (x) Reservation of Stock Issuable Upon Conversion.  The Corporation
      ---------------------------------- ----------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series 1996 Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series 1996 Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series 1996 Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

   (f)  Protective Provisions.  In addition to any other rights provided by law,
       ---------------------
so long as any Series 1996 Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than 66-2/3% of such outstanding shares of Series 1996 Preferred Stock, amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or Bylaws, as amended, or file any certificate of designations, preferences and rights of any series of Preferred Stock, par value $0.01 per share, of the Corporation, if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any Series 1996 Preferred Stock. Nothing herein shall be deemed to restrict the Board of Directors from amending the terms hereof prior to the issuance of any Series 1996 Preferred Stock.

  (g)  Notices.  Any notice required by the provisions hereof to be given to the
       -------
holders of shares of Series 1996 Preferred Stock shall be deemed given if deposited in the United States Postal Service, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation. For so long as Paul J. Ramsay or any entity controlled by him shall be the beneficial owner of any shares of the Series 1996
Preferred Stock, a copy of any such notices shall also be given to Haythe & Curley, 237 Park Avenue, New York, New York 10017, Attention: Thomas M.
Haythe, Esq.

  The designation was authorized by resolution duly adopted by the Board of Directors of the Corporation at a meeting thereof duly called and held on February 26, 1997, at which a quorum was present and acting throughout.
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                                                                              15

  IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunder affixed and this Certificate of Designations to be signed by Bert G. Cibran, its President and Chief Executive Officer, on the 6th day of March, 1997.


                                        ____________________________
                                          Bert G. Cibran
                                          President